EXHIBIT 23.1



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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement of BASF Aktiengesellschaft on Form S-8 of our report dated March 1, 2000 appearing in the Registration Statement 1-15909 on Form 20-F of BASF Aktiengesellschaft.

Frankfurt am Main,

June 6, 2000

/s/ Deloitte & Touche GmbH
Wirtschaftsprufungsgesellschaft